Exhibit 1.3
Execution Version

SECOND LIEN PLEDGE AND SECURITY AGREEMENT
by and between
COFFEYVILLE RESOURCES, LLC
COFFEYVILLE FINANCE INC.
CL JV HOLDINGS, LLC,
COFFEYVILLE PIPELINE, INC.,
COFFEYVILLE REFINING AND MARKETING, INC.,
COFFEYVILLE NITROGEN FERTILIZERS, INC.,
COFFEYVILLE CRUDE TRANSPORTATION, INC.,
COFFEYVILLE TERMINAL, INC.,
COFFEYVILLE RESOURCES PIPELINE, LLC,
COFFEYVILLE RESOURCES REFINING AND MARKETING, LLC,
COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC,
COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC, and
COFFEYVILLE RESOURCES TERMINAL, LLC
CVR PARTNERS, LP
CVR SPECIAL GP, LLC
(Grantors)
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
(Collateral Trustee)
Dated as of April 6, 2010

-i-

PAGE
SECTION 8. COLLATERAL TRUSTEE	36

SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES; RELEASES	37

SECTION 10. RESERVED	37

SECTION 11. STANDARD OF CARE; COLLATERAL TRUSTEE MAY PERFORM	37

SECTION 12. MISCELLANEOUS	38

SCHEDULE 4.1 — GENERAL INFORMATION

SCHEDULE 4.2 — LOCATION OF EQUIPMENT AND INVENTORY

SCHEDULE 4.4 — INVESTMENT RELATED PROPERTY

SCHEDULE 4.6 — DESCRIPTION OF LETTERS OF CREDIT

SCHEDULE 4.7 — INTELLECTUAL PROPERTY

SCHEDULE 4.8 — COMMERCIAL TORT CLAIMS

EXHIBIT A — PLEDGE SUPPLEMENT

EXHIBIT B — COUNTERPART AGREEMENT

-ii-

SECOND LIEN PLEDGE AND SECURITY AGREEMENT
          This SECOND LIEN PLEDGE AND SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of April 6, 2010, is made by and between COFFEYVILLE RESOURCES, LLC, a Delaware limited liability company (the “Issuer”), COFFEYVILLE FINANCE INC., a Delaware corporation (the “Co-Issuer” and together with the Issuer, the “Issuers”), CERTAIN AFFILIATES OF THE ISSUER as guarantors (together with any Affiliate of the Issuer that becomes a party hereto pursuant to Section 5.3, the “Guarantors” and each of the Guarantors and the Issuer, together with its successors and permitted assigns, are referred to hereinafter individually as a “Grantor,” and collectively as the “Grantors”) and Wells Fargo Bank, National Association, in its capacity as the Collateral Trustee for the Secured Parties described below (together with its successors, designees and permitted assigns in such capacity, the “Collateral Trustee”).
R E C I T A L S:
          WHEREAS, the Issuers are issuing $225,000,000 aggregate principal amount of 10 7/8% Senior Secured Notes due 2017 (together with any Additional Notes, the “Notes”) pursuant to the indenture (the “Indenture”) dated as of April 6, 2010 among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as the trustee (the “Trustee”) on behalf of the holders of the Notes (the “Noteholders”).
          WHEREAS, from time to time after the date hereof, the Issuers may, subject to the terms and conditions of the Indenture and the Security Documents, incur additional Second Lien Obligations (including Additional Notes issued under the Indenture), which are pari passu in right of payment to the Notes and secured equally and ratably with the Notes.
          WHEREAS, each Grantor has, pursuant to the Indenture, among other things, unconditionally guaranteed the obligations of the Issuers under the Indenture and the Notes and may do so under the terms of additional Second Lien Obligations permitted to be incurred under the Indenture.
          WHEREAS, this Agreement is given by each Grantor in favor of the Collateral Trustee for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations.
          WHEREAS, the Grantors, the Trustee and the Collateral Trustee will execute and deliver the Collateral Trust Agreement, dated as of the date hereof (the “Collateral Trust Agreement”), in order to provide for the terms on which the parties thereto have appointed the Collateral Trustee as trustee for the present and future holders of Second Lien Obligations to receive, hold, maintain, administer, enforce and distribute the Collateral, this Agreement and the other Security Documents, at any time delivered to the Collateral Trustee, and all interests, rights, powers and remedies of the Collateral Trustee thereunder and the proceeds thereof; and

          WHEREAS, it is a condition to the issuance of the Notes that each Grantor execute and deliver the applicable Security Documents required to be delivered on or prior to the Issue Date, including this Agreement.
          NOW THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Noteholders to purchase the Notes, each Grantor and the Collateral Trustee agree, for the benefit of each Secured Party as follows:
SECTION 1. DEFINITIONS; GRANT OF SECURITY.
     1.1 General Definitions. In this Agreement, the following terms shall have the following meanings:
          “ABL Intercreditor Agreement” means the intercreditor agreement among the Issuers, the Guarantors, the ABL Collateral Agent (as defined therein), the First Lien Collateral Trustee and the Collateral Trustee entered into during the ABL Credit Facility Trigger Period (as defined in the Indenture), substantially in the form of Exhibit H to the Indenture, as it may be amended or supplemented from time to time in accordance with the Indenture.
          “Account Debtor” shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.
          “Accounts” shall mean all “accounts” as defined in Article 9 of the UCC.
          “Additional Grantors” shall have the meaning assigned in Section 5.3.
          “Agreement” shall have the meaning set forth in the preamble.
          “Assigned Agreements” shall mean all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, including, without limitation, each Material Contract, as each such agreement may be amended, supplemented or otherwise modified from time to time.
          “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
          “Cash Proceeds” shall have the meaning assigned in Section 7.7.
          “Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper,” as each term is defined in Article 9 of the UCC.
          “Collateral” shall have the meaning assigned in Section 2.2.
          “Collateral Account” shall mean any account established by the Collateral Trustee.

          “Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.
          “Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.
          “Collateral Trustee” shall have the meaning set forth in the preamble.
          “Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 4.8 (as such schedule may be amended or supplemented from time to time).
          “Commodities Accounts” (i) shall mean all “commodity accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Commodities Accounts” (as such schedule may be amended or supplemented from time to time).
          “Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in the Tax Code, the equity interests of which are held directly by one or more Grantors.
          “Co-Issuer” shall have the meaning set forth in the recitals.
          “Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(B) (as such schedule may be amended or supplemented from time to time).
          “Copyrights” shall mean all United States, and foreign copyrights (including Community designs), including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule 4.7(A) (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.
          “Counterpart Agreement” shall mean an agreement substantially in the form of Exhibit B hereto.

          “Deposit Accounts” (i) shall mean all “deposit accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Deposit Accounts” (as such schedule may be amended or supplemented from time to time).
          “Discharge of First Lien Obligations” shall have the meaning given to it in the Intercreditor Agreement.
          “Documents” shall mean all “documents” as defined in Article 9 of the UCC.
          “Effective Date” shall mean the date hereof.
          “Equipment” shall mean: (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures, excluding however, all Excluded Equipment.
          “Excluded Equipment” shall mean at any date any Equipment of a Grantor which is subject to, or secured by, a Permitted Lien if and to the extent that (i) any Indebtedness secured by such Permitted Lien is permitted pursuant to the Indenture, (ii) the express terms of a valid and enforceable restriction in favor of a Person who is not a Grantor which is contained in the agreements or documents granting such Permitted Lien or governing the Indebtedness secured thereby and which is permitted to exist pursuant to the Indenture prohibits, or requires any consent or establishes any other conditions for, an assignment thereof, or a grant of a security interest therein, by a Grantor and (iii) such restriction relates only to the asset or assets subject to such Permitted Lien; provided that all proceeds paid or payable to any Grantor from any sale, transfer or assignment or other voluntary or involuntary disposition of such Equipment and all rights to receive such Proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of the Indebtedness secured by such Permitted Lien in such Equipment.
          “Exempt Deposit Accounts” shall mean each and every Deposit Account (A) the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Issuer to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of any of the Grantors and (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Grantors and all segregated Deposit Accounts constituting (and the balance of which consist solely of funds set aside in connection with) taxes accounts, payroll accounts and trust accounts or (B) the average aggregate overnight balances in which do not exceed $1,000,000 during any period of seven consecutive days and, the aggregate balances in all such accounts do not exceed $5,000,000 at any time.

          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.
          “Event of Default” shall mean an Event of Default under the Indenture or any other Second Lien Document which, solely for the purposes of Section 7 of this Agreement, has resulted in the Trustee or any Second Lien Representative exercising any of its rights under Article 6 of the Indenture or the equivalent provision of any other Second Lien Document.
          “Exempt Securities Accounts” shall mean each and every Securities Account the average aggregate overnight balances in which do not exceed $1,000,000 during any period of seven consecutive days and, the aggregate balances in all such accounts do not exceed $5,000,000 at any time.
          “First Lien Collateral Trust and Intercreditor Agreement” means that certain First Amended and Restated Collateral Trust and Intercreditor Agreement, dated as of April 6, 2010, among the Issuers, Credit Suisse AG, Cayman Islands Branch, the First Lien Collateral Trustee, J. Aron & Company and the other parties thereto, as amended, restated, supplemented, modified, and/or replaced from time to time.
          “First Lien Collateral Trustee” means Wells Fargo Bank, National Association, as collateral trustee for the holders of First Lien Obligations (as defined in the First Lien Collateral Trust and Intercreditor Agreement), together with its successors and permitted assigns in such capacity.
          “General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Grantor Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).
          “Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).
          “Grantor Intellectual Property” shall have the meaning set forth in Section 4.7(a)(ii) herein.
          “Grantors” shall have the meaning set forth in the preamble.
          “Guarantors” shall have the meaning set forth in the recitals.
          “Indemnitee” shall mean the Trustee, the Collateral Trustee, and their (and their Affiliates’) officers, partners, directors, trustees, employees and agents.
          “Indenture” shall have the meaning set forth in the recitals.

          “Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.
          “Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Trustee is the loss payee thereof) and (ii) any key man life insurance policies.
          “Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.
          “Intercreditor Agreement” means the First and Subordinated Lien Intercreditor Agreement, dated as of April 6, 2010, among the Issuer, the Collateral Trustee and the First Lien Collateral Trustee.
          “Inventory” shall mean (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).
          “Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodities Accounts and Deposit Accounts.
          “Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.
          “Issuer” shall have the meaning set forth in the recitals.
          “Issuers” shall have the meaning set forth in the recitals.
          “Letter of Credit Right” shall mean “letter-of-credit right” as defined in Article 9 of the UCC.
          “Material Adverse Effect” shall mean a material adverse effect on and/or material adverse developments with respect to (i) the properties, business, assets, liabilities, condition (financial or otherwise) or results of operations of all Holdings (as defined in the Intercreditor Agreement) and their respective Subsidiaries taken as a whole; (ii) the ability of any Grantor to fully and timely perform its Obligations; (iii) the legality, validity, binding effect or enforceability against a Grantor of a Second Lien Document (as defined in the Intercreditor Agreement) to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, the Trustee, the Collateral Trustee and any Secured Party under the Second Lien Documents.

          “Money” shall mean “money” as defined in the UCC.
          “Non-Assignable Contract” shall mean any agreement, contract or license to which any Grantor is a party that by its terms purports to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Section 9-406 through 409 of the UCC).
          “Noteholders” shall have the meaning set forth in the recitals.
          “Obligations” shall mean “Second Lien Obligations” (as such term is defined in the Collateral Trust Agreement); provided that no obligations in respect of Second Lien Obligations (other than Additional Notes) shall constitute “Obligations” unless the Second Lien Representative for the holders of such Second Lien Obligations and the Issuer have complied with Section 3.8 of the Collateral Trust Agreement.
          “Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(D) (as such schedule may be amended or supplemented from time to time).
          “Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 4.7(C) hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.
          “Pledge Supplement” shall mean any supplement to this agreement in substantially the form of Exhibit A.
          “Pledged Debt” shall mean all Indebtedness owed to such Grantor, including, without limitation, all Indebtedness described on Schedule 4.4(A) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.
          “Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.
          “Pledged LLC Interests” shall mean all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule

4.4(A) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.
          “Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 4.4(A) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.
          “Pledged Stock” shall mean all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 4.4(A) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.
          “Pledged Trust Interests” shall mean all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 4.4(A) under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.
          “Proceeds” shall mean: (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.
          “Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.
          “Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.
          “Record” shall have the meaning specified in Article 9 of the UCC.
          “Secured Obligations” shall have the meaning assigned in Section 3.1.
          “Secured Parties” shall mean the Collateral Trustee, the Trustee, the Noteholders and the holders of the Secured Obligations that constitute Obligations.
          “Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
          “Securities Accounts” (i) shall mean all “securities accounts” as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4(A) under the heading “Securities Accounts” (as such schedule may be amended or supplemented from time to time).
          “Security Documents” shall mean, collectively, (i) the Indenture; (ii) this Agreement; (iii) the Collateral Trust Agreement; (iv) the Mortgages dated as of the date hereof or otherwise delivered in accordance with the provisions of the Indenture, (in each case, as amended restated, modified, supplemented, extended or replaced from time to time) and (v) all other security agreements, mortgages, deeds of trust, deeds to secure debt, pledges, collateral assignments and other agreements or instruments evidencing or creating any security interest or Lien in favor of the Collateral Trustee for the benefit of the Secured Parties on account of the Secured Obligations.

          “Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.
          “Tax Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.
          “Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(G) (as such schedule may be amended or supplemented from time to time).
          “Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.
          “Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(F) (as such schedule may be amended or supplemented from time to time).
          “Trademarks” shall mean all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 4.7(E) (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.
          “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.
          “United States” shall mean the United States of America.
     1.2 Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture and the Collateral Trust Agreement, as applicable, or, if not defined therein, in the UCC. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically pro-

vided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Indenture, the Indenture shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.
SECTION 2. GRANT OF SECURITY.
     2.1 Grant of Security. Each Grantor hereby grants to the Collateral Trustee for the benefit of the Secured Parties a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which, except as provided in Section 2.2, being hereinafter collectively referred to as the “Collateral”):
     (a) Accounts;
     (b) Chattel Paper;
     (c) Documents;
     (d) General Intangibles;
     (e) Goods;
     (f) Instruments;
     (g) Insurance;
     (h) Intellectual Property;
     (i) Investment Related Property;
     (j) Letter of Credit Rights;
     (k) Money;
     (l) Receivables and Receivable Records;

     (m) Commercial Tort Claims described on Schedule 4.8 or any Pledge Supplement;
     (n) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.
     2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.2 hereof attach to (a) any Intellectual Property, lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided, however, that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such Lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above; or (b) in any of the outstanding capital stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Tax Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation or (c) with respect to perfection only, any item of personal property as to which the Collateral Trustee shall determine in its reasonable discretion after consultation with the Issuer that the costs of perfecting a security interest in such item are excessive in relation to the value of such security being perfected thereby.
          Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement shall be a second priority lien on and security interest in the Collateral and the exercise of any right or remedy by the Collateral Trustee hereunder is subject to the provisions of the Intercreditor Agreement and, upon the execution of the ABL Intercreditor Agreement, the ABL Intercreditor Agreement. Upon the execution of the ABL Intercreditor Agreement, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement shall be a second priority lien on and security interest in the Note Priority Collateral (as defined in the ABL Intercreditor Agreement) and a third priority lien on and security interest in the ABL Priority Collateral (as defined in the Intercreditor Agreement). In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control and, upon the execution of the ABL Intercreditor Agreement, in the event of any conflict between the terms of this Agreement and the Intercreditor Agreement, on the one hand, and the ABL Intercreditor Agree-

ment, on the other hand, the terms of the ABL Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, prior to the Discharge of First Lien Obligations and, upon the execution of the ABL Intercreditor Agreement, the Payment in Full of ABL Obligations (each, as defined in the ABL Intercreditor Agreement), the requirements of this Agreement to deliver Collateral and any certificates, Instruments or Documents in relation thereto (or any other actions required to perfect a security interest in any Collateral) to the Collateral Trustee shall be deemed satisfied by delivery of such Collateral and such certificates, Instruments or Documents in relation thereto to the First Lien Collateral Trustee or the ABL Collateral Agent (each, as bailee for the Collateral Trustee).
     The parties hereto agree that the requirements of this Agreement to obtain control agreements (or to otherwise give control of any Collateral to the Collateral Trustee) shall be deemed satisfied so long as such control agreements (of such other control) are in place with the First Lien Collateral Trustee acting under each such control agreement for the benefit of the Secured Parties pursuant to the terms of the Intercreditor Agreement or, upon the execution of the ABL Intercreditor Agreement, the ABL Collateral Agent (as defined therein) acting under each such control agreement for the benefit of the Secured Parties pursuant to the terms of the ABL Intercreditor Agreement.
SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.
     3.1 Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) (and any successor provision thereof)), of all Obligations with respect to every Grantor (the “Secured Obligations”).
     3.2 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Trustee or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Trustee nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Trustee nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Collateral Trustee of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS.
     4.1 Generally.
          (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Effective Date, that:
     (i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will, except as permitted by the Indenture, continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons other than Permitted Liens;
     (ii) it has indicated on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor and (y) its organizational identification number, if any;
     (iii) the full legal name of such Grantor is as set forth on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time) and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time);
     (iv) except as provided on Schedule 4.1(C) (as such schedule may be amended or supplemented from time to time), it has not changed its name, jurisdiction of organization (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;
     (v) except in connection with Permitted Liens, it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated;
     (vi) (u) upon the filing of all UCC financing statements naming each Grantor as “debtor” and the Collateral Trustee as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4.1(E) hereof (as such schedule may be amended or supplemented from time to time), (v) upon delivery of all Instruments, Chattel Paper and certificated Pledged Equity Interests and Pledged Debt, (w) upon sufficient identification of Commercial Tort Claims, and (x) upon consent of the issuer with respect to Letter of Credit Rights, the security interests granted to the Collateral Trustee hereunder constitute valid and perfected second priority Liens (subject in the case of priority only to Permitted Liens and to the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables) on all of the Collateral;

     (vii) all material actions and consents, including all material filings, notices, registrations and recordings necessary for the exercise by the Collateral Trustee of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;
     (viii) other than the financing statements filed in favor of the Collateral Trustee, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to the Collateral Trustee for filing and (y) financing statements filed in connection with Permitted Liens;
     (ix) except as could not result in a Material Adverse Effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body that has not been made or obtained is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Trustee hereunder or (ii) the exercise by Collateral Trustee of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (vii) above and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities;
     (x) none of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC);
     (xi) it does not own any “as extracted collateral” (as defined in the UCC) or any timber to be cut; and
     (xii) such Grantor has been duly organized as an entity of the type as set forth opposite such Grantor’s name on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 4.1(A) and remains duly existing as such. Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.
          (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that until the payment in full of all Obligations (other than unmatured contingent obligations):
     (i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and, except where the failure to do so could not be reasonably expected to have a Material Adverse Effect, such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;
     (ii) it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or, except where the failure to do so could not be reasonably expected to have a Material Adverse Effect, any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;
     (iii) it shall not change such Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization unless it shall, promptly after such change, and in no event later than 15 days after such change (a) notify the Collateral Trustee in writing, by executing and delivering to the Collateral Trustee a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Trustee may reasonably request and (b) take all actions necessary to maintain the continuous validity, perfection and the same or better priority of the Collateral Trustee’s security interest in the Collateral intended to be granted and agreed to hereby; and
     (iv) it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except as otherwise permitted in accordance with the Indenture.
     4.2 Equipment and Inventory.
          (a) Representations and Warranties. Each Grantor represents and warrants, on the Effective Date that:
     (i) to the best knowledge of such Grantor, all of the Equipment and Inventory included in the Collateral with a book value in excess of $5,000,000 is kept for the past four (4) years only at the locations specified in Schedule 4.2 (as such schedule may be amended or supplemented from time to time); and
     (ii) except as set forth in Schedule 4.2 (as such schedule may be amended or supplemented from time to time), none of the Inventory or Equipment with a book value in excess of $5,000,000 is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or a warehouseman.
          (b) Covenants and Agreements. Each Grantor covenants and agrees that until payment in full of all Obligations (other than unmatured contingent obligations):
     (i) it shall keep the Equipment, Inventory and any Documents evidencing any Equipment and Inventory with a book value in excess of $5,000,000 in the locations specified on Schedule 4.2 (as such schedule may be amended or supplemented from time to time) unless it shall have taken all actions, if any, necessary to maintain the continuous validity, perfection and the same or better priority of the Collateral Trustee’s security interest in the Collateral intended to be granted and agreed to hereby, or to enable the Col-

lateral Trustee to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory;
     (ii) it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Collateral Trustee;
     (iii) if any Equipment or Inventory in the amount in excess of $5,000,000 is in possession or control of any third party, each Grantor shall join with the Collateral Trustee in notifying the third party of the Collateral Trustee’s security interest and shall use its commercially reasonable efforts to obtain an acknowledgment from the third party that it is holding such Equipment and Inventory for the benefit of the Collateral Trustee; and
     (iv) with respect to any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of the Collateral Trustee, (A) provide information with respect to any such Equipment in excess of $1,000,000 individually or $5,000,000 in the aggregate, (B) execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (C) deliver to the Collateral Trustee copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.
     4.3 Receivables.
          (a) Representations and Warranties. Each Grantor represents and warrants, on the Effective Date, that:
     (i) to its knowledge, each Receivable owing by any single Account Debtor with value in excess of $5,000,000 (a) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) is and will be enforceable in accordance with its terms, (c) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (d) is and will be in compliance with all applicable laws, whether federal, state, local or foreign;
     (ii) none of the Account Debtors in respect of any Receivable in excess of $1,000,000 individually or $5,000,000 in the aggregate is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign. No Receivable in excess of $1,000,000 individually or $5,000,000 in the aggregate requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder, except any consent which has been obtained; and

     (iii) no Receivable in excess of $1,000,000 individually or $5,000,000 in the aggregate is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Collateral Trustee to the extent required by, and in accordance with Section 4.3(c).
          (b) Covenants and Agreements. Each Grantor covenants and agrees that until payment in full of all Obligations (other than unmatured contingent obligations):
     (i) it shall perform in all material respects all of its obligations with respect to the Receivables, except as could not reasonably be expected to have Material Adverse Effect;
     (ii) it shall not amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to have a Material Adverse Effect. Other than in the ordinary course of business as generally conducted by it on and prior to the date hereof and, except as otherwise provided in subsection (v) below, following an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;
     (iii) except as otherwise provided in this subsection, each Grantor shall during the continuance of an Event of Default take such action as such Grantor or the Collateral Trustee may deem reasonably necessary to exercise all material rights it may have under Receivables. Notwithstanding the foregoing, the Collateral Trustee shall have the right at any time during the continuance of an Event of Default to notify, or require any Grantor to notify, any Account Debtor of the Collateral Trustee’s security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, the Collateral Trustee may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Trustee; (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Trustee; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Trustee notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Trustee if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Trustee, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Sup-

porting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Trustee hereunder and shall be segregated from other funds of such Grantor and, subject to paragraph (i) above, such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and
     (iv) it shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable.
          (c) Delivery and Control of Receivables. With respect to any Receivables in excess of $1,000,000 individually or $5,000,000 in the aggregate that is evidenced by, or constitutes, Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Trustee (or its agent or designee) appropriately indorsed to the Collateral Trustee or indorsed in blank: (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) Business Days of such Grantor acquiring rights therein. With respect to any Receivables in excess of $1,000,000 individually or $5,000,000 in the aggregate which would constitute “electronic chattel paper” under Article 9 of the UCC, each Grantor shall take all steps necessary to give the Collateral Trustee control over such Receivables (within the meaning of Section 9-105 of the UCC): (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. Any Receivable not otherwise required to be delivered or subjected to the control of the Collateral Trustee in accordance with this subsection (c) shall be delivered or subjected to such control upon request of the Collateral Trustee during the continuance of an Event of Default.
     4.4 Investment Related Property.
          4.4.1 Investment Related Property Generally
          (a) Covenants and Agreements. Each Grantor covenants and agrees that until payment in full of all Obligations (other than unmatured contingent obligations):
     (i) in the event it acquires rights in any Investment Related Property, with a value in excess of $1,000,000 (except with respect to Pledged Equity Interests) after the date hereof, it shall deliver to the Collateral Trustee a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Trustee shall attach to all Investment Related Property immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.4 as required hereby;
     (ii) except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any is-

suer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall within ten (10) Business Days take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Trustee over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Trustee) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Trustee and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Trustee authorizes each Grantor to retain all cash dividends and distributions and all payments of interest and principal; and
     (iii) each Grantor consents to the grant by each other Grantor of a Security Interest in all Investment Related Property to the Collateral Trustee.
          (b) Delivery and Control. Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights and which is included in the Collateral it shall comply with the provisions of this Section 4.4.1(b) on or before the date hereof and with respect to any Investment Related Property hereafter acquired by such Grantor and which is included in the Collateral, it shall comply with the provisions of this Section 4.4.1(b) within (10) Business Days upon acquiring rights therein, in each case in form and substance reasonably satisfactory to the Collateral Trustee. With respect to any Investment Related Property that is represented by a certificate or that is an “instrument” with the value in excess of $1,000,000 (other than any Investment Related Property credited to a Securities Account) and which is included in the Collateral, it shall cause such certificate or instrument to be delivered to the Collateral Trustee, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC. With respect to any Investment Related Property that is an “uncertificated security” for purposes of the UCC (other than any “uncertificated securities” credited to a Securities Account) and which is included in the Collateral, it shall cause the issuer of such uncertificated security to either (i) register the Collateral Trustee as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement in a form reasonably acceptable to the Collateral Trustee, pursuant to which such issuer agrees to comply with the Collateral Trustee’s instructions with respect to such uncertificated security (such instructions only to be given upon an Event of Default that is continuing in accordance with Section 7 hereof) without further consent by such Grantor.
          (c) Voting and Distributions. So long as no Event of Default shall have occurred and be continuing:
     (1) except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Security Documents, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Security Documents;
     (2) the Collateral Trustee, at Grantor’s expense, shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor with respect to Collateral registered in the name of the Collateral Trustee to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above and receive and retain dividends and other payments to the extent which it is entitled pursuant to Section 4.4.1(a)(ii) above; and
     (3) Upon the occurrence and during the continuation of an Event of Default:
     (A) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Trustee who shall thereupon have the sole right to exercise such voting and other consensual rights; and
     (B) in order to permit the Collateral Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Trustee all proxies, dividend payment orders and other instruments as the Collateral Trustee may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Trustee may utilize the power of attorney set forth in Section 6.1.
     4.4.2 Pledged Equity Interests
          (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Effective Date, that:
     (i) Schedule 4.4(A) (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock, “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;
     (ii) it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens;

     (iii) without limiting the generality of Section 4.1(a)(v), no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or second priority status of the security interest of the Collateral Trustee in any Pledged Equity Interests or the exercise by the Collateral Trustee of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;
     (iv) none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that: (a) are registered as investment companies or (b) are dealt in or traded on securities exchanges or markets; and
     (v) except as otherwise set forth on Schedule 4.4(C), none of the Pledged LLC Interests and Pledged Partnership Interests are or represent interests in issuers that have opted to be treated as securities under the uniform commercial code of any jurisdiction.
          (b) Covenants and Agreements. Each Grantor covenants and agrees that until payment in full of all Obligations (other than unmatured contingent obligations):
     (i) unless otherwise permitted under the Indenture or without the prior written consent of the Collateral Trustee, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that would reasonably be expected to cause a Material Adverse Effect or materially adversely affects the validity, perfection or priority of the Collateral Trustee’s security interest in any Investment Related Property, (b) permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (c) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (d) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC, unless such Grantor shall promptly notify the Collateral Trustee in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Trustee’s “control” thereof;
     (ii) Except as otherwise permitted under the Security Documents, without the prior written consent of the Collateral Trustee, it shall not permit any issuer of any Pledged Equity Interest included in the Collateral to merge or consolidate unless the covenants of the Security Documents are complied with; and
     (iii) each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Trustee and, without limiting the foregoing, consents following an Event of Default that is continuing to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Trustee or its nominee following an Event of Default and to the substitution of the Collateral

Trustee or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.
          4.4.3 Pledged Debt
          (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Effective Date, that Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by any Grantor and included in the Collateral; to its knowledge, all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes all of the issued and outstanding inter-company Indebtedness; and
          (b) Covenants and Agreements. Each Grantor covenants and agrees that until payment in full of all Obligations (other than unmatured contingent obligations), it shall notify the Collateral Trustee of any default under any Pledged Debt that has caused, either in any individual case or in the aggregate, a Material Adverse Effect.
          4.4.4 Investment Accounts
          (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Effective Date and immediately after the payment in full of all obligations outstanding under the Indenture, that:
     (i) Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest and that is included in the Collateral. Each Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Trustee pursuant hereto) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or securities or other property credited thereto;
     (ii) Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Deposit Accounts” all of the Deposit Accounts in which each Grantor has an interest and that is included in the Collateral. Each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Trustee pursuant hereto) having either sole dominion and control (within the meaning of common law) or “control” (within the meanings of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and
     (iii) Each Grantor has taken all actions necessary, including those specified in Section 4.4.4(c), to: (a) establish Collateral Trustee’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Prop-

erty constituting Certificated Securities, Uncertificated Securities, Securities Accounts (other than Exempt Securities Accounts), Securities Entitlements or Commodities Accounts (each as defined in the UCC) (other than the Exempt Securities Accounts); (b) establish the Collateral Trustee’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts (other than the Exempt Deposit Accounts); and (c) deliver all Instruments to the Collateral Trustee.
          (b) Covenant and Agreement. Each Grantor covenants and agrees that until payment in full of all Obligations (other than unmatured contingent obligations), it shall not permit any Investment Account with assets in excess of $1,000,000 to exist unless a control agreement with respect to any such Investment Account has been entered into, or in the case of any Investment Account that exists on the date hereof, has been entered into within 30 days of the date hereof, by the appropriate Grantor, Collateral Trustee and securities intermediary or depository institution at which such successor or replacement account is to be maintained in accordance with the provisions of Section 4.4.4(c).
          (c) Delivery and Control. With respect to any Investment Related Property consisting of Securities Accounts (other than Exempt Securities Accounts) or Securities Entitlements with balance in excess of $1,000,000 individually and $5,000,000 in the aggregate, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into, within 30 days after the opening of such Securities Account, an agreement in a form reasonably acceptable to the Collateral Trustee pursuant to which it shall agree to comply with the Collateral Trustee’s “entitlement orders” without further consent by such Grantor. With respect to any Investment Related Property that is a “Deposit Account,” (other than the Exempt Deposit Accounts) it shall cause the depositary institution maintaining such account to enter into, within 30 days after the opening of such Deposit Account, an agreement in a form reasonably acceptable to the Collateral Trustee, pursuant to which the Collateral Trustee shall have both sole dominion and control over such Deposit Account (within the meaning of the common law) and “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account. Each Grantor shall have entered into such control agreement or agreements with respect to: (i) any Securities Accounts (other than Exempt Securities Accounts), Securities Entitlements or Deposit Accounts (other than the Exempt Deposit Accounts) that exist on the date hereof and (ii) any Securities Accounts (other than Exempt Securities Accounts), Securities Entitlements or Deposit Accounts (other than the Exempt Deposit Accounts) that are created or acquired after the date hereof, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts.
          In addition to the foregoing, if any issuer of any Investment Related Property, with a value in excess of $1,000,000 individually and $5,000,000 in the aggregate, is located in a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Trustee. Upon the occurrence and during the continuance of an Event of Default, the Collateral Trustee shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, the

Collateral Trustee shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.
     4.5 Material Contracts. Each Grantor covenants and agrees that until payment in full of all Obligations (other than unmatured contingent obligations):
     (i) in addition to any rights under the Section of this Agreement relating to Receivables, the Collateral Trustee may at any time during the continuance of an Event of Default notify, or require any Grantor to so notify, the counterparty on any Material Contract of the security interest of the Collateral Trustee therein. In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Trustee may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to the Collateral Trustee; and
     (ii) each Grantor shall, within thirty (30) days after entering into any Non-Assignable Contract that is a Material Contract after the Effective Date, request in writing the consent of the counterparty or counterparties to such Non-Assignable Contract pursuant to the terms of such Non-Assignable Contract or applicable law to the assignment or granting of a security interest in such Non-Assignable Contract to Secured Party and use its best efforts to obtain such consent as soon as practicable thereafter.
     4.6 Letter of Credit Rights.
          (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Effective Date, that:
     (i) all material letters of credit to which such Grantor has rights is listed on Schedule 4.6 (as such schedule may be amended or supplemented from time to time) hereto; and
     (ii) it has obtained the consent of each issuer of any letter of credit in excess of $1,000,000 in the aggregate to the assignment of the proceeds of the letter of credit to the Collateral Trustee in accordance with Section 4.6(b); provided, however, that with respect to any letters of credit in existence on the Effective Date, such consent shall be obtained within 30 days following the Effective Date.
          (b) Covenants and Agreements. Each Grantor covenants and agrees that until payment in full of all Obligations (other than unmatured contingent obligations), with respect to any letter of credit in excess of $1,000,000 in the aggregate hereafter arising, it shall use commercially reasonable efforts to obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Collateral Trustee and shall deliver to the Collateral Trustee a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto.

     4.7 Intellectual Property.
          (a) Representations and Warranties. Except as disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants, on the Effective Date, that:
     (i) Schedule 4.7 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses material to the business of such Grantor;
     (ii) it is the sole and exclusive owner of the entire right, title, and interest in or is a licensee to all Intellectual Property listed on Schedule 4.7 (as such schedule may be amended or supplemented from time to time) (“Grantor Intellectual Property”), and owns or has the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the licenses set forth on Schedule 4.7(B), (D), (F) and (G) (as each may be amended or supplemented from time to time);
     (iii) all Grantor Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part except as could not reasonably be expected to have Material Adverse Effect, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Grantor Intellectual Property in full force and effect as reasonably necessary for the conduct of the business and except as could not reasonably be expected to have a Material Adverse Effect;
     (iv) no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor’s right to register, or such Grantor’s rights to own or use, any Grantor Intellectual Property except as could not reasonably be expected to have a Material Adverse Effect and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened;
     (v) all registrations and applications for Grantor Intellectual Property are standing in the name of a Grantor, and none of the Grantor Intellectual Property has been licensed by any Grantor to any Affiliate or third party, except as disclosed in Schedule 4.7(B), (D), (F), or (G) (as each may be amended or supplemented from time to time);
     (vi) the conduct of each Grantor’s business does not infringe upon or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right owned or controlled by a third party except as could not reasonably be expected to have a Material Adverse Effect; to Grantor’s knowledge, no claim has been made that the use of any Intellectual Property owned, licensed or used by Grantor violates the asserted rights of any third party except as could not reasonably be expected to have a Material Adverse Effect;

     (vii) to the best of each Grantor’s knowledge, no third party is infringing upon or otherwise violating any rights in any Intellectual Property owned or used by such Grantor in any respect that could reasonably be expected to have a Material Adverse Effect;
     (viii) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by Grantor or to which Grantor is bound that adversely affect Grantor’s rights to own or use any Grantor Intellectual Property except as could not reasonably be expected to have a Material Adverse Effect; and
     (ix) except in connection with Permitted Liens or as otherwise permitted under the Security Documents, each Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any Grantor Intellectual Property that has not been terminated or released. There is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Grantor Intellectual Property, other than in favor of the Collateral Trustee or Permitted Liens.
          (b) Covenants and Agreements. Each Grantor covenants and agrees that until payment in full of all Obligations (other than unmatured contingent obligations):
     (i) it shall not do any act or omit to do any act whereby any of the Grantor Intellectual Property which is material to the business of Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein except to the extent a particular item of Intellectual Property is no longer material or necessary to the business of such Grantor or that the same could not reasonably be expected to have a Material Adverse Effect;
     (ii) it shall, within a reasonable time from the creation or acquisition of any Copyrightable work the registration of which is material to the business of Grantor, apply to register the Copyright in the United States Copyright Office where warranted in the Grantor’s reasonable business judgment, except where the failure to do the same could not reasonably be expected to have a Material Adverse Effect;
     (iii) it shall (within a reasonable time after any Grantor obtains knowledge thereof) notify the Collateral Trustee if it knows that any item of the Grantor Intellectual Property that is material to the business of any Grantor has become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any material adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any court;
     (iv) it shall, where warranted in Grantor’s reasonable business judgment, take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office or any state registry to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Grantor and material to its business which is now or shall become included in the Grantor Intellectual Property including, but not limited to, those items on Schedule 4.7(A), (C) and (E) (as each may be amended or supplemented from time to time);
     (v) it shall (within a reasonable time after any Grantor obtains knowledge thereof) report to the Collateral Trustee (i) the filing of any application to register any material Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any material Intellectual Property by any such office, in each case by executing and delivering to the Collateral Trustee a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;
     (vi) it shall, promptly upon the reasonable request of the Collateral Trustee, execute and deliver to the Collateral Trustee any document required to acknowledge, confirm, register, record, or perfect the Collateral Trustee’s interest in any part of the Grantor Intellectual Property, whether now owned or hereafter acquired; and
     (vii) after the occurrence and during the continuance of an Event of Default, it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Grantor Intellectual Property or any portion thereof. In connection with such collections, each Grantor may take (and, at the Collateral Trustee’s reasonable direction, shall take) such action as such Grantor or, after the occurrence and during the continuance of an Event of Default, the Collateral Trustee may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Trustee shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.
     4.8 Commercial Tort Claims.
          (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Effective Date, that Schedule 4.8 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor in excess of $1,000,000 individually or $5,000,000 in the aggregate; and
          (b) Covenants and Agreements. Each Grantor covenants and agrees that until payment in full of all Obligations (other than unmatured contingent obligations), with respect to any Commercial Tort Claim in excess of $1,000,000 individually or $5,000,000 in the aggregate hereafter arising it shall deliver to the Collateral Trustee a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

SECTION 5.	ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.
     5.1 Access; Right of Inspection. The Collateral Trustee shall at all reasonable times with reasonable notice have full and free access during normal business hours and without unreasonable interruption of business to all the books, correspondence and records of each Grantor, and the Collateral Trustee and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Collateral Trustee, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Trustee and its representatives shall at all reasonable times with reasonable notice also have the right during normal business hours and without unreasonable interruption of business to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.
     5.2 Further Assurances.
          (a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary and that the Collateral Trustee may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:
     (i) file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary and as the Collateral Trustee may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;
     (ii) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Grantor Intellectual Property with any intellectual property registry in the United States in which said Grantor Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State;
     (iii) at any reasonable time, upon request by the Collateral Trustee, assemble the Collateral and allow inspection of the Collateral by the Collateral Trustee, or persons designated by the Collateral Trustee; and
     (iv) at the Collateral Trustee’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Trustee’s security interest in all or any part of the Collateral.

          (b) Each Grantor hereby authorizes the Collateral Trustee to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Trustee may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Collateral Trustee herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Trustee may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Trustee herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” Each Grantor shall furnish to the Collateral Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Trustee may reasonably request, all in reasonable detail.
          (c) Each Grantor hereby authorizes the Collateral Trustee to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule 4.7 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Grantor Intellectual Property or any Grantor Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.
     5.3 Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Counterpart Agreement substantially in the form of Exhibit B hereto. Upon delivery of any such Counterpart Agreement to the Collateral Trustee, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Trustee not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.
SECTION 6. COLLATERAL TRUSTEE APPOINTED ATTORNEY-IN-FACT.
     6.1 Power of Attorney. Each Grantor hereby irrevocably appoints the Collateral Trustee (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Trustee or otherwise, from time to time shall take any action at the direction of the majority of Noteholders and to execute any instrument that the Collateral Trustee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:
     (a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Trustee pursuant to the Indenture;

     (b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
     (c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;
     (d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Trustee may be directed to take by a majority of Noteholders for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Trustee with respect to any of the Collateral;
     (e) to prepare and file any UCC financing statements against such Grantor as debtor;
     (f) to prepare, sign, and file for recordation in any United States intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Grantor Intellectual Property in the name of such Grantor as debtor;
     (g) upon the occurrence and during the continuance of an Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Trustee in its sole discretion, any such payments made by the Collateral Trustee to become obligations of such Grantor to the Collateral Trustee, due and payable immediately without demand; and
     (h) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and to do, at the Collateral Trustee’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Trustee deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Trustee’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
     6.2 No Duty on the Part of Collateral Trustee or Secured Parties. The powers conferred on the Collateral Trustee hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Trustee or any Secured Party to exercise any such powers. The Collateral Trustee and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7. REMEDIES.
     7.1 Generally.
          (a) If any Event of Default shall have occurred and be continuing, the Collateral Trustee may, subject to the terms of and in the manner contemplated by the Intercreditor Agreement (and, upon the execution of the ABL Intercreditor Agreement, the ABL Intercreditor Agreement), exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Trustee on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:
     (i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Trustee forthwith, assemble all or part of the Collateral as directed by the Collateral Trustee and make it available to the Collateral Trustee at a place to be designated by the Collateral Trustee that is reasonably convenient to both parties;
     (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;
     (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Trustee deems appropriate; and
     (iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Trustee’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Trustee may deem commercially reasonable.
          (b) The Collateral Trustee at the direction of the majority of Noteholders or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Trustee, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Trustee at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Trustee to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Trustee accepts the first offer received and does not offer such Collateral to more than one offeree, provided this section shall not restrict the operation of Section 9-615(f) of the UCC. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Trustee to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Trustee, that the Collateral Trustee has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Trustee hereunder.
          (c) The Collateral Trustee may sell the Collateral without giving any warranties as to the Collateral. The Collateral Trustee may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
          (d) The Collateral Trustee shall have no obligation to marshal any of the Collateral.
     7.2 Application of Proceeds. Except as expressly provided elsewhere in this Agreement (and, upon the execution of the ABL Intercreditor Agreement, the ABL Intercreditor Agreement), and subject to the terms of the Intercreditor Agreement, all proceeds received by the Collateral Trustee in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Trustee against, the Secured Obligations in accordance with Section 3.4 of the Collateral Trust Agreement.
     7.3 Sales on Credit. If Collateral Trustee sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Trustee and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Trustee may resell the Collateral and Grantor shall be credited with proceeds of the sale.

     7.4 Deposit Accounts. If any Event of Default shall have occurred and be continuing, the Collateral Trustee may apply the balance from any Deposit Account (other than the Exempt Deposit Accounts) or instruct the bank at which any Deposit Account (other than the Exempt Deposit Accounts) is maintained to pay the balance of any Deposit Account (other than the Exempt Deposit Accounts) to or for the benefit of the Collateral Trustee.
     7.5 Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Trustee may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Trustee is directed by a majority of Noteholders to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Trustee all such information as the Collateral Trustee may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Trustee in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.
     7.6 Intellectual Property.
          (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:
     (i) at the direction of a majority of Noteholders the Collateral Trustee shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Trustee or otherwise, at the direction of a majority of Noteholders, to enforce any Grantor Intellectual Property, in which event such Grantor shall, at the request of the Collateral Trustee, do any and all lawful acts and execute any and all documents reasonably required by the Collateral Trustee in aid of such enforcement and such Grantor shall, upon demand, reimburse and indemnify the Collateral Trustee as provided in Section 11 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Trustee shall elect not to bring suit to enforce any Grantor Intellectual Property as provided in this Section, each

Grantor agrees to use commercially reasonable measures to the extent necessary, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of such Grantor’s rights in any Grantor Intellectual Property that is material to its business by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement or violation;
     (ii) upon written demand from the Collateral Trustee, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Trustee or such Collateral Trustee’s designee all of such Grantor’s right, title and interest in and to the Grantor Intellectual Property and shall execute and deliver to the Collateral Trustee such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;
     (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Trustee (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Grantor Intellectual Property; and
     (iv) the Collateral Trustee shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Grantor Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Trustee, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;
     (1) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Trustee hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Trustee in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.7 hereof; and
     (2) Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.
          (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Trustee of any rights, title and interests in and to the Grantor Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Trustee shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Trustee as aforesaid, subject to any disposition thereof that may have been made by the Collateral Trustee; provided, after giving effect to such reassignment, the Collateral Trustee’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Trustee granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Trustee and the Secured Parties.
          (c) Solely for the purpose of enabling the Collateral Trustee to exercise rights and remedies under this Section 7 after an Event of Default and at such time as the Collateral Trustee shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Trustee, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.
     7.7 Cash Proceeds. In addition to the rights of the Collateral Trustee specified in Section 4.3 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other non-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Trustee, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, unless otherwise provided pursuant to Section 4.4(a)(ii), be turned over to the Collateral Trustee in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Trustee, if required) and held by the Collateral Trustee in the Collateral Account. Any Cash Proceeds received by the Collateral Trustee (whether from a Grantor or otherwise): (i) if no Event of Default shall have occurred and be continuing, shall be held by the Collateral Trustee for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Collateral Trustee, (A) be held by the Collateral Trustee for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Trustee against the Secured Obligations then due and owing.
SECTION 8. COLLATERAL TRUSTEE.
          The Collateral Trustee has been appointed to act as Collateral Trustee hereunder by each of the Secured Parties pursuant to the Collateral Trust Agreement. The Collateral Trustee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the other Security Documents. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Trustee for the benefit of Secured Parties in accordance with the terms of this Section.
SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES; RELEASES.
          This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of the Collateral Trustee and its successors, transferees and assigns. Upon any such termination, the Collateral Trustee shall, at the Grantors’ expense, execute and deliver to the Grantors (or authorize the filing by the Grantors of) any documents that the Grantors shall reasonably request to evidence such termination. Upon any disposition of property including Capital Stock of a Grantor permitted by the Indenture to a Person that is not a Grantor and in compliance with all provisions of the Indenture for release of the Liens on such property, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor, or such Grantor shall be automatically released, as the case may be, in each case, with no further action on the part of any Person. The Collateral Trustee shall, at the Grantors’ expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the Collateral Trustee, including financing statement amendments to evidence such release. Without limiting the generality of the foregoing, but subject to the terms of the Indenture and the other Security Documents, any holder of the Notes may assign or otherwise transfer any Secured Obligations held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the holders of the Notes herein or otherwise. The liens of Collateral shall be released in accordance with Section 4.1 of the Collateral Trust Agreement.
SECTION 10. RESERVED.
SECTION 11. STANDARD OF CARE; COLLATERAL TRUSTEE MAY PERFORM.
          The powers conferred on the Collateral Trustee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Trustee accords its own property. Neither the Collateral Trustee nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise.

SECTION 12. MISCELLANEOUS.
          Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 13.02 of the Indenture and Section 7.7 of the Collateral Trust Agreement. No failure or delay on the part of the Collateral Trustee in the exercise of any power, right or privilege hereunder or under any other Security Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement, the Indenture and the other Security Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Trustee and Grantors and their respective successors and permitted assigns. Except as permitted under the Security Documents, no Grantor shall, without the prior written consent of the Collateral Trustee given in accordance with the Indenture, assign any right, duty or obligation hereunder. This Agreement and the other Security Documents embody the entire agreement and understanding between Grantors and the Collateral Trustee and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Security Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS THAT WOULD REQUIRE APPLICATION OF LAWS OF ANOTHER STATE.

          IN WITNESS WHEREOF, each Grantor and the Collateral Trustee have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COFFEYVILLE RESOURCES, LLC
COFFEYVILLE FINANCE INC.
COFFEYVILLE PIPELINE, INC.
COFFEYVILLE REFINING & MARKETING, INC.
COFFEYVILLE NITROGEN FERTILIZERS, INC.
COFFEYVILLE CRUDE TRANSPORTATION, INC.
COFFEYVILLE TERMINAL, INC.
CL JV HOLDINGS, LLC
COFFEYVILLE RESOURCES PIPELINE, LLC
COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC
COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC
COFFEYVILLE RESOURCES TERMINAL, LLC
CVR SPECIAL GP, LLC

By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer and Treasurer

CVR PARTNERS, LP
By:	CVR GP, LLC, its managing general partner

By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Trustee
By:	/s/ Martin Reed
	Name:	Martin Reed
	Title:	Vice President

EXHIBIT A
TO PLEDGE AND SECURITY AGREEMENT
PLEDGE SUPPLEMENT
     This PLEDGE SUPPLEMENT, dated _________/___/20___, is delivered by [NAME OF GRANTOR] a [NAME OF STATE OF INCORPORATION] [Corporation] (the “Grantor”) pursuant to the Second Lien Pledge Security Agreement, dated as of April 6, 2010 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among COFFEYVILLE RESOURCES, LLC, the other Grantors named therein, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Trustee. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.
     Grantor hereby confirms the grant to the Collateral Trustee set forth in the Security Agreement of, and does hereby grant to the Collateral Trustee, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.
     IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of _________/___/20___.
[NAME OF GRANTOR]

By:
Name:
Title:
EXHIBIT A-1

SUPPLEMENT TO SCHEDULE 4.1
TO PLEDGE AND SECURITY AGREEMENT
Additional Information:
(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person)	Organization I.D.#

(B)	Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

Full Legal Name	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Name of Grantor	Date of Change	Description of Change

(D)	Agreements pursuant to which any Grantor is found as debtor within past five (5) years:

Name of Grantor	Description of Agreement

(E)	Financing Statements:

Name of Grantor	Filing Jurisdiction(s)

EXHIBIT A-2

SUPPLEMENT TO SCHEDULE 4.2
TO PLEDGE AND SECURITY AGREEMENT
Additional Information:

Name of Grantor	Location of Equipment and Inventory

EXHIBIT A-3

SUPPLEMENT TO SCHEDULE 4.4
TO PLEDGE AND SECURITY AGREEMENT
Additional Information:

(A)

Pledged Stock:

Pledged Partnership Interests:

Pledged LLC Interests:

Pledged Trust Interests:

Pledged Debt:

Securities Account:

Commodities Accounts:

Deposit Accounts:

(B)

Name of Grantor	Date of Acquisition	Description of Acquisition

(C)

Name of Grantor	Name of Issuer of Pledged LLC Interest/Pledged Partnership Interest

EXHIBIT A-4

SUPPLEMENT TO SCHEDULE 4.5
TO PLEDGE AND SECURITY AGREEMENT
Additional Information:

Name of Grantor	Description of Material Contract

EXHIBIT A-5

SUPPLEMENT TO SCHEDULE 4.6
TO PLEDGE AND SECURITY AGREEMENT
Additional Information:

Name of Grantor	Description of Letters of Credit

EXHIBIT A-6

SUPPLEMENT TO SCHEDULE 4.7
TO PLEDGE AND SECURITY AGREEMENT
Additional Information:
(A)	Copyrights

(B)	Copyright Licenses

(C)	Patents

(D)	Patent Licenses

(E)	Trademarks

(F)	Trademark Licenses

(G)	Trade Secret Licenses

(H)	Intellectual Property Exceptions
EXHIBIT A-7

SUPPLEMENT TO SCHEDULE 4.8
TO PLEDGE AND SECURITY AGREEMENT
Additional Information:

Name of Grantor	Commercial Tort Claims

EXHIBIT A-8

EXHIBIT B
TO PLEDGE AND SECURITY AGREEMENT
COUNTERPART AGREEMENT
[Name of Additional Grantor]
[Address of Additional Grantor]

[Date]

Ladies and Gentlemen:
     Reference is made to the Second Lien Pledge and Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of April 6, 2010, among COFFEYVILLE RESOURCES, LLC, the other Grantors named therein, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Trustee.
     This Counterpart Agreement supplements the Security Agreement and is delivered by the undersigned, [               ] (the “Additional Grantor”), pursuant to Section 5.3 of the Security Agreement. The Additional Grantor hereby agrees to be bound as a Grantor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. The Additional Grantor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in the Indenture to the same extent that it would have been bound if it had been a signatory to the Indenture on the execution date of the Indenture. Without limiting the generality of the foregoing, the Additional Grantor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a security interest in and continuing lien on, all of its right, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of a Grantor thereunder. The Additional Grantor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Grantor contained in the Security Agreement and the Indenture.
     Annexed hereto are supplements to each of the schedules to the Security Agreement with respect to the Additional Grantor. Such supplements shall be deemed to be part of the Security Agreement.
EXHIBIT B-1

     This Counterpart Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.
     THIS COUNTERPART AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
EXHIBIT B-2

     IN WITNESS WHEREOF, the Additional Grantor has caused this Counterpart Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[ADDITIONAL GRANTOR]
By:
Name:
Title:

AGREED TO AND ACCEPTED: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Trustee
By:
Name:
Title:

[Schedules to be attached]
EXHIBIT B-3